Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Premium Income Municipal Fund 2
33-58232
811-7482

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
             8,119,909
                       784
   Against
                663,063
                       253
   Abstain
                262,301
                         26
   Broker Non-Votes
             2,400,462
                    1,779
      Total
           11,445,735
                    2,842



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             8,155,451
                       791
   Against
                606,665
                       245
   Abstain
                283,157
                         27
   Broker Non-Votes
             2,400,462
                    1,779
      Total
           11,445,735
                    2,842



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             8,099,284
                       787
   Against
                648,771
                       252
   Abstain
                297,218
                         24
   Broker Non-Votes
             2,400,462
                    1,779
      Total
           11,445,735
                    2,842



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             8,042,223
                       803
   Against
                706,132
                       239
   Abstain
                296,918
                         21
   Broker Non-Votes
             2,400,462
                    1,779
      Total
           11,445,735
                    2,842



To approve the elimination of the
fundamental policy relating to
commodities.


   For
             8,025,347
                       774
   Against
                715,530
                       266
   Abstain
                304,396
                         23
   Broker Non-Votes
             2,400,462
                    1,779
      Total
           11,445,735
                    2,842



To approve the new fundamental policy
relating to commodities.


   For
             8,014,963
                       770
   Against
                708,535
                       270
   Abstain
                321,775
                         23
   Broker Non-Votes
             2,400,462
                    1,779
      Total
           11,445,735
                    2,842



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012625.